SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2007

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers

On November 11, 2007, the Board of Directors of Ebix, Inc. (“Ebix”) unanimously approved the recommendation of its Compensation Committee to increase the base salary of Robin Raina, Ebix’s Chairman of the Board and Chief Executive Officer, by $150,000 to $550,000 per year, retroactively effective as of July 1, 2007.  Further the Board of Directors approved an incentive bonus plan for Mr. Raina providing him with a potential  bonus compensation of  up to $700,000 based on Ebix’s revenue and net income results for 2007, and  additional  bonus compensation of up to $200,000 if Ebix’s 2007 diluted earnings per share is equal to or greater than $3.00.  The Board of Directors also voted unanimously to award Mr. Raina 2,500 shares of restricted stock.  This grant of restricted stock will vest equally over a period of three years beginning on the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

Dated: November 15, 2007